ARTICLES OF INCORPORATION
                                       OF
                                    HDF, INC.


     The undersigned (who, if a natural person, is eighteen years of age or older), acting as the incorporator of a corporation to be incorporated under the laws of the State of Colorado, adopts these articles of incorporation.


                                    ARTICLE I
                                      NAME

     The name of the Corporation is HDF, INC.


                                   ARTICLE II
                               AUTHORIZED CAPITAL

     The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 30,000,000 Shares, of which 10,000,000 shares shall be shares of Preferred Stock, $.001 par value per share and 20,000,000 shares shall be shares of Common Stock, $.001 par value per share.

     A. Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Business Corporation Act by the Board of Directors.

     Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

     B. Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

     C. General. Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

     The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

     Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and nonassessable.


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                                   ARTICLE III
                                     OFFICES

     A. The street address of the initial registered office of the Corporation is 1050 Seventeenth Street, Suite 1700, Denver, Colorado 80202, and name of the initial registered agent at that address is Henry F. Schlueter. The written consent of the initial registered agent to the appointment as such is stated below.

     B. The address of the Corporation's initial principal office is 1050 Seventeenth Street, Suite 1700, Denver, Colorado 80202.


                                   ARTICLE IV
                                  INCORPORATOR

     The name and address of the incorporator are Henry F. Schlueter, 1050 Seventeenth Street, Suite 1700, Denver, Colorado 80202.


                                    ARTICLE V
                                    PURPOSES

     The Corporation is organized to engage in any lawful purpose.


                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

     The shareholders shall have no preemptive rights.


                                   ARTICLE VII
                        QUORUM FOR SHAREHOLDERS' MEETINGS

     One-third of the outstanding shares shall constitute a quorum at any meeting of shareholders.


                                  ARTICLE VIII
                               BOARD OF DIRECTORS

     The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of a board of directors.

     The name and address of the member of the initial  board of directors  are:
Henry F. Schlueter, 1050 Seventeenth Street, Suite 1700, Denver, Colorado 80202.

     The directors shall be elected at each annual meeting of the shareholders, provided that vacancies may be filled by election by the remaining directors, though less than a quorum, or by the shareholders at a special meeting called for that purpose. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies.

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                                   ARTICLE IX
                              NO CUMULATIVE VOTING

     Cumulative voting shall not be permitted in the election of directors.


                                    ARTICLE X
                        LIMITATION ON DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall neither eliminate nor limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation under this Article , as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article , prior to such repeal or modification.


                                   ARTICLE XI
                                 INDEMNIFICATION

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.


                                   ARTICLE XII
                             CORPORATE OPPORTUNITIES

     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest that come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area

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of interest,  the  officers,  directors  and other members of management of this
Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties that he may have to the Corporation.


                                  ARTICLE XIII
                                 EFFECTIVE DATE

     The existence of the Corporation shall begin on the date these articles of incorporation are filed with the Secretary of State of Colorado.


                                   ARTICLE XIV
                                TERM OF EXISTENCE

     The Corporation shall have perpetual existence.


     IN WITNESS WHEREOF, the above named incorporator signed these Articles of Incorporation on April 21, 1997.



                                             Incorporator


                                             /s/ Henry F. Schlueter
                                             -----------------------------------
                                             Henry F. Schlueter


     The undersigned consents to the appointment as the initial registered agent of HDF, Inc.




                                             /s/ Henry F. Schlueter
                                             -----------------------------------
                                             Henry F. Schlueter





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